As filed with the Securities and Exchange Commission on August 9, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	14-1850535
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

800 East Middlefield Road

Mountain View, CA 94043

(Address of Principal Executive Offices) (Zip Code)

HANSEN MEDICAL, INC.

2006 Equity Incentive Plan

Non-Plan Stock Option Granted by Registrant

(Full title of the Plan)

Bruce J Barclay

President and Chief Executive Officer

800 East Middlefield Road

Mountain View, CA 94043

(Name and address of agent for service)

(650) 404-5800

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Options and Rights to Purchase Common Stock	1,500,498	N/A	N/A	N/A
Options and Rights to Purchase Common Stock	1,700,000	N/A	N/A	N/A
Common Stock, $0.0001 par value	1,500,498 shares	$1.775(2)	$2.663,383.95(2)	$189.90
Common Stock, $0.0001 par value	1,700,000 shares	$2.08(3)	$3,536,000.00(3)	$252.12

(1)	The shares registered hereunder include (i) 1,500,498 shares of Common Stock reserved for issuance pursuant to the Hansen Medical, Inc. 2006 Equity Incentive Plan (the “Plan”) and (ii) 1,700,000 shares of Common Stock reserved for issuance pursuant to a non-plan inducement option (the “Non-Plan Option”). This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2006 Equity Incentive Plan and Non-Plan Option by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Hansen Medical, Inc.
(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Hansen Medical, Inc. as reported on the NASDAQ Global Market on August 3, 2010.
(3)	Such shares are issuable upon exercise of an outstanding option with a fixed exercise price. Pursuant to Rule 457(h) of the Securities Act of 1933, as amended, the aggregate offering price and the fee have been computed upon the basis of the price at which the option may be exercised, which was the closing price of a share of Common Stock on the date of grant of such option.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference

Hansen Medical, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)	The Registrant’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2009;

(b)	(1) The Registrant’s Quarterly Reports on Form 10-Q filed with the SEC for the fiscal quarters ended March 31, 2010 and June 30, 2010;

(2) The Registrant’s Current Reports on Form 8-K filed with the SEC on January 14, 2010, February 23, 2010, March 17, 2010, April 7, 2010, April 20, 2010, June 1, 2010, June 21, 2010 and June 29, 2010, in each case only to the extent filed and not furnished, and the Registrant’s Current Report on Form 8-K/A filed with the SEC on March 17, 2010; and

(c)	The description of the Registrant’s outstanding Common Stock contained in the Registrant’s Registration Statement No. 001-33151 on Form 8-A filed with the SEC on November 14, 2006, pursuant to Section 12 of the Securities Act of 1934, as amended (the “1934 Act”), including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “1933 Act”). The Registrant’s Bylaws provide for indemnification of its directors and officers to the maximum extent permitted by the Delaware General Corporation Law. The Registrant’s Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its directors and officers. The Indemnification Agreements provide the Registrant’s directors and officers with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of Registrant’s Form 10-K Annual Report, filed with the SEC on March 28, 2007).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 of Registrant’s Form 8-K Current Report, filed with the SEC on February 16, 2007).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 of Registrant’s Form S-1/A Registration Statement, filed with the SEC on October 31, 2006).

4.4	Amended and Restated Investor Rights Agreement, dated November 10, 2005, between the Registrant and certain of its stockholders (incorporated by reference to Exhibit 4.4 of Registrant’s Form S-1 Registration Statement, filed with the SEC on August 16, 2006).

5.1	Opinion and Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Public Registered Accounting Firm.

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.1.

24	Power of Attorney. Reference is made to page II-5 of this Registration Statement.

99.1	Hansen Medical, Inc. 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on August 16, 2006).

99.2	Non-Plan Option Agreement between Hansen Medical, Inc. and Bruce Barclay (incorporated by reference to Exhibit 10.65 to Registrant’s Quarterly Report on Form 10-Q, as filed with the SEC on August 6, 2010).

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s 2006 Equity Incentive Plan or the Written Compensatory Benefit Plan between the Registrant and Bruce Barclay.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California on this 9th day of August, 2010.

HANSEN MEDICAL, INC.

By:	/S/ BRUCE J BARCLAY
Bruce J Barclay
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Hansen Medical, Inc., a Delaware corporation, do hereby constitute and appoint Bruce J Barclay and Peter Osborne, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ BRUCE J BARCLAY	President, Chief Executive Officer and Director (Principal Executive Officer)	August 9, 2010
Bruce J Barclay

/S/ PETER OSBORNE	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	August 9, 2010
Peter Osborne

/S/ FREDERIC H. MOLL, M.D .	Executive Chairman and Director	August 9, 2010
Frederic H. Moll, M.D.

/S/ RUSSELL C. HIRSCH, M.D., PH.D.	Director	August 9, 2010
Russell C. Hirsch, M.D., Ph.D.

Director
Kevin Hykes

/S/ CHRISTOPHER P. LOWE	Director	August 9, 2010
Christopher P. Lowe

/S/ JOSEPH M. MANDATO	Director	August 9, 2010
Joseph M. Mandato

/S/ JAMES M. SHAPIRO	Director	August 9, 2010
James M. Shapiro

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of Registrant’s Form 10-K Annual Report, filed with the SEC on March 28, 2007).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 of Registrant’s Form 8-K Current Report, filed with the SEC on February 16, 2007).

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 of Registrant’s Form S-1/A Registration Statement, filed with the SEC on October 31, 2006).

4.4	Amended and Restated Investor Rights Agreement, dated November 10, 2005, between the Registrant and certain of its stockholders (incorporated by reference to Exhibit 4.4 of Registrant’s Form S-1 Registration Statement, filed with the SEC on August 16, 2006).

5.1	Opinion and Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Public Registered Accounting Firm.

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.1.

24	Power of Attorney. Reference is made to page II-5 of this Registration Statement.

99.1	Hansen Medical, Inc. 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on August 16, 2006).

99.2	Non-Plan Option Agreement between Hansen Medical, Inc. and Bruce Barclay (incorporated by reference to Exhibit 10.65 to Registrant’s Quarterly Report on Form 10-Q, as filed with the SEC on August 6, 2010).